POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Zachary Bambach, Nicole Hatcher and Stephanie Brecher, and each of them, with full power to act without the others, his or her true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his or her capacity as a direct or indirect general partner, director, officer or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), including, but not limited to, signing a Form ID for and on behalf of the undersigned and filing such Form ID with the SEC, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney is perpetual, unless revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 29th day of February, 2024.

/s/ Peter J. Barris

Peter J. Barris

/s/ Forest Baskett

Forest Baskett

/s/ Ali Behbahani

Ali Behbahani

/s/ Ronald D. Bernal

Ronald D. Bernal

/s/ Ann Bordetsky

Ann Bordetsky

/s/ Carmen Chang

Carmen Chang

/s/ Philip Chopin

Philip Chopin

/s/ Anthony A. Florence, Jr.

Anthony A. Florence, Jr.

/s/ Jonathan Goldern

Jonathan Goldern

/s/ Scott Gottlieb

Scott Gottlieb

/s/ Mark Hawkins

Mark Hawkins

/s/ Jeffrey R. Immelt

Jeffrey R. Immelt

/s/ Aaron Jacobson

Aaron Jacobson

/s/ Patrick J. Kerins

Patrick J. Kerins

/s/ Hilarie Koplow-McAdams

Hilarie Koplow-McAdams

/s/ Vanessa Larco

Vanessa Larco

/s/ Julio C. Lopez

Julio C. Lopez

/s/ Tiffany Le

Tiffany Le

/s/ Mohamad H. Makhzoumi

Mohamad H. Makhzoumi

/s/ Edward T. Mathers

Edward T. Mathers

/s/ Gregory Papadopoulos

Gregory Papadopoulos

/s/ Kavita Patel

Kavita Patel

/s/ Scott D. Sandell

Scott D. Sandell

/s/ A. Brooke Seawell

A. Brooke Seawell

/s/ Melissa Taunton

Melissa Taunton

/s/ Paul E. Walker

Paul E. Walker

/s/ Rick Yang

Rick Yang